UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2017

Guidance Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33197	95-4661210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 E. Colorado Blvd
Pasadena, CA 91106
(Address of principal executive offices, including zip code)

(626) 229-9191

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                Entry into a Material Definitive Agreement.

Merger Agreement

On July 25, 2017, Guidance Software, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Open Text Corporation, a corporation incorporated under the federal laws of Canada (“OpenText”), and Galileo Acquisition Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of OpenText (“Purchaser”). Pursuant to the Agreement, and on the terms and subject to the conditions thereof, among other things, Purchaser will commence a tender offer (“Offer”) to acquire all of the outstanding shares of common stock of the Company, par value $0.001 per share (the “Company Shares”), at a purchase price of $7.10 per Company Share in cash, net of any applicable withholding taxes and without interest. The Offer is not subject to any financing condition.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of OpenText, pursuant to the procedure provided for under Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) without the vote of the stockholders (the “Merger”).  At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of any Company Shares, each Company Share (other than those held by the Company, Purchaser, OpenText, a direct or indirect wholly-owned subsidiary of the Company, OpenText or Purchaser, or a stockholder who has properly demanded appraisal of such Company Shares) will be converted into a right to receive the purchase price of $7.10 per Company Share in cash (the “Merger Consideration”), net of any applicable withholding taxes and without interest.

Immediately prior to the Effective Time, each outstanding, unexpired and unexercised option (a “Company Option”) to purchase shares of Company common stock granted under the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan (as amended from time to time) or the Guidance Software, Inc. 2017 Incentive Award Plan (as amended from time to time) (the “Company Stock Plans”), that is vested and exercisable or that, by the terms of the applicable Company Stock Plan or award agreement, would automatically become vested and exercisable as a result of the Merger, shall be cancelled and, in exchange therefor, each former holder thereof shall be entitled to receive a payment in cash (net of any applicable withholding taxes and without interest) in an amount equal to the product of (i) the total number of shares of Company common stock subject to such Company Option immediately prior to such cancellation and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company common stock subject to such Company Option immediately prior to such cancellation.

Immediately prior to the Effective Time, each outstanding award of restricted shares (“Company Restricted Shares”) of Company common stock granted under the Company Stock Plans that is vested or that, by the terms of the applicable Company Stock Plan or award agreement, would automatically become vested as a result of the Merger, shall be cancelled and, in exchange therefor, each former holder thereof shall be entitled to receive a payment in cash (subject to any applicable withholding taxes and without interest) equal to the product of (i) the total number of Company Restricted Shares immediately prior to such cancellation (which, in the case of awards of performance-vesting Company Restricted Shares, shall be calculated at “target level” performance) and (ii) the Merger Consideration.

Purchaser’s obligation to purchase the Company Shares validly tendered pursuant to the Offer is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including:

(i) the number of Company Shares validly tendered and not withdrawn in accordance with the terms of the Offer, together with the Company Shares then owned by OpenText, Purchaser and their respective affiliates, representing at least a majority of all then outstanding Company Shares (not including Company Shares tendered pursuant to guaranteed delivery procedures unless and until such Company Shares are actually “received” in accordance with the terms of the Offer) (the “Minimum Condition”);

(ii) the expiration or termination of any waiting period (and extensions thereof) applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Condition”);

(iii) the agreement by the Defense Security Service (“DSS”) in the form of a commitment letter reflecting acceptance by the DSS of a plan to mitigate foreign ownership, control, and influence over the Company resulting from the transactions contemplated by the Merger Agreement having been obtained (the “DSS Condition”);

(iv) no law or order from any governmental authority being in effect which (1) prohibits the Offer or the Merger or (2) except for the mitigation efforts OpenText has agreed to take to obtain the DSS consent as provided in the Merger Agreement, imposes any limitations on the ownership or operation by OpenText of all or any portion of the business or assets of OpenText or the Company or any of their respective subsidiaries, or compels OpenText or the Company or any of their respective subsidiaries to dispose of or hold separate any portion of the businesses or assets of OpenText or the Company or any of their respective subsidiaries (together with the HSR Condition and DSS Condition, the “Regulatory Conditions”);

(v) no legal proceeding having been commenced and being pending by any governmental authority seeking an order that would have any of the effects described in the foregoing clause (iv);

(vi) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to applicable materiality thresholds;

(vii) the Company having complied with or performed in all material respects all covenants and obligations contained in the Merger Agreement that the Company is required to comply with or perform at or prior to the consummation of the Offer;

(viii) there not having occurred a material adverse effect on the Company following the execution of the Merger Agreement; and

(ix) other customary conditions.

As promptly as practicable after the execution of the Merger Agreement, if OpenText elects to make, or the Committee on Foreign Investment in the United States (“CFIUS”) requests or requires, filings related to a determination from CFIUS that the transactions are not subject to the Section 721 of the Defense Production Act of 1950 (the “DPA”), OpenText and the Company shall prepare, prefile and then, as soon as reasonably practicable thereafter, file with CFIUS a joint voluntary notice pursuant to the DPA with respect to the transaction contemplated by the Merger Agreement. However, the receipt of CFIUS clearance is not a condition to the closing of the Merger Agreement.

The board of directors of the Company (the “Company Board”) has (i) determined that the Merger Agreement, the Tender Agreement (as defined below) and the transactions contemplated thereby are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement, the Tender Agreement and the transactions contemplated thereby, including the Offer and the Merger, upon and subject to the terms and conditions therein, (iii) resolved that the Merger shall be effected pursuant to Section 251(h) of the DGCL, (iv) ensured that no restrictions on business combinations and stockholder vote requirements contained in Section 203 of the DGCL and any other law with respect to anti- takeover legislation shall apply with respect to or as a result of the Merger of the Offer or the Merger Agreement or any related agreement or transaction, and (v) determined, upon and subject to the terms and conditions therein (including Section 5.3 of the Merger Agreement), to recommend that stockholders of the Company accept the Offer and tender their Company Shares pursuant to the Offer.  The board of directors of OpenText has also approved the Merger Agreement and the transactions contemplated thereby.

Under the Merger Agreement the Company and its subsidiaries must (and the Company must cause its affiliates and direct its representatives to) cease and terminate all existing discussions and negotiations with third parties regarding any competing proposal.  Further, the Company and its subsidiaries must not (and the Company must cause its affiliates and direct its representatives not to) (i) directly or indirectly solicit a proposal to enter into a competing transaction from any third party, (ii) enter into any discussions with third parties, or provide information, regarding or that would reasonably be expected to lead to a competing proposal, (iii) make an “adverse recommendation change” as defined in the Merger Agreement, or (iv) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument (other than an acceptable confidentiality agreement) relating to a competing proposal or potential competing transaction or requiring or reasonably expected to cause the Company to abandon, terminate, materially delay, fail to consummate, or that would otherwise materially impede or interfere with, the transactions.  Under the Merger Agreement, any violation of the foregoing restrictions by any affiliate of the Company or any representative of the Company or any of its affiliates constitutes a breach by the Company of the non-solicitation provisions.  For the purposes of the foregoing provisions, none of Shawn McCreight, Jennifer McCreight, PRIMECAP Management Company, RGM Capital, LLC or any of their respective affiliates are deemed an affiliate of the Company.

However, subject to the satisfaction of certain conditions, the Company and the Company Board, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the recommendation of the Company Board and/or accepting a superior proposal if the Company Board has concluded in good faith after consultation with its outside counsel that the failure to effect a change of recommendation or accept the superior proposal would be inconsistent with the fiduciary duties owed by the Company Board to the stockholders of the Company under applicable law.

The Merger Agreement contains certain termination rights in favor of the Company and OpenText. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay OpenText a termination fee of $6,014,095.55. Specifically, the Company must pay the termination fee if the Merger Agreement is terminated:

(i) by OpenText because an adverse recommendation change, as defined in the Merger Agreement, has occurred or if the Company (or, as applicable, an affiliate of the Company or representative of the Company or any of its affiliates) has materially violated or breached the non-solicitation covenant in the Merger Agreement;

(ii) by the Company in order to enter into a definitive agreement with respect to a superior proposal; or

(iii) (1) (A) by OpenText or the Company for failure to consummate the transactions by November 30, 2017, as such date may be extended to December 31, 2017 in accordance with the Merger Agreement or for termination or withdrawal of the Offer pursuant to its terms and the Merger Agreement, or (B) by OpenText as a result of a breach by the Company and the Minimum Condition has not been satisfied prior to such termination, (2) following the date of the Merger Agreement and prior to the termination thereof, a competing proposal from a third party to acquire 50% or more of the equity or consolidated assets of the Company is publicly announced or disclosed, and (3) within 12 months following such termination the Company either (A) enters into a definitive agreement to consummate a competing proposal and such competing proposal is later consummated or (B) the Company otherwise consummates a competing proposal.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business in the ordinary course and to cooperate in seeking regulatory approvals.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by the text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure letter delivered by the Company to OpenText in connection with the Merger Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Tender Agreement

In connection with the Offer and Merger, all members of the Board of Directors of the Company and certain officers of the Company have entered into a Tender and Voting Agreement (the “Tender Agreement”) agreeing to, among other things, tender all the shares beneficially owned by them pursuant to the Offer and to vote against any Competing Proposal (as defined in the Merger Agreement) or any merger, consolidation or other combination involving the Company, other than the Merger, unless the Merger Agreement is terminated. The Tender Agreement will terminate upon the termination of the Merger Agreement.

Item 2.02.  Results of Operations and Financial Condition

On July 26, 2017, the Company issued a press release announcing certain preliminary 2017 second quarter results (the “Earnings Press Release”). A copy of the press release is attached as Exhibit 99.1 to this report.

Item 8.01.  Other Events.

On July 26, 2017, the Company issued a press release announcing the execution of the Merger Agreement (the “Merger Press Release”). A copy of the press release is attached as Exhibit 99.2 to this report.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 25, 2017, by and among Open Text Corporation, Galileo Acquisition Sub Inc. and Guidance Software, Inc.
99.1	Earnings Press Release, dated July 26, 2017.
99.2	Merger Press Release, dated July 26, 2017.
99.3	Guidance Software Acquisition Frequently Asked Questions.

Notice to Investors

The tender offer for all of the outstanding shares of common stock of the Company (the “Offer”) has not yet commenced. This report is not an offer to buy nor a solicitation of an offer to sell any securities of the Company. The solicitation and the offer to buy shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that OpenText and Purchaser intend to file with the U.S. Securities and Exchange Commission (the “SEC”). In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of the Company on Schedule 14D-9 and related materials with respect to the Offer and the merger of Purchaser with and into the Company, with the Company surviving as a wholly-owned subsidiary of OpenText (the “Merger”), free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the Offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at www.guidancesoftware.com, and any such documents filed with or furnished to the SEC by OpenText at www.opentext.com. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.

Forward-Looking Statements

The statements included in this report that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements and are based on the Company’s current beliefs and expectations. These forward-looking statements include without limitation statements regarding the planned completion of the Offer and the Merger. The Company’s actual future results may differ materially from the Company’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: uncertainties as to the timing of the Offer and the Merger; uncertainties as to the percentage of Company Shares tendered in the Offer; the possibility that competing proposals will be made; the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the business of the Company, including those detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC, as well as the Offer materials to be filed by OpenText and Purchaser and the Solicitation/Recommendation Statement to be filed by the Company in connection with the Offer.

The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.

Date: July 26, 2017	By: /s/ Alfredo Gomez
Alfredo Gomez
General Counsel

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 25, 2017, by and among Open Text Corporation, Galileo Acquisition Sub Inc. and Guidance Software, Inc.
99.1	Earnings Press Release, dated July 26, 2017.
99.2	Merger Press Release, dated July 26, 2017.
99.3	Guidance Software Acquisition Frequently Asked Questions.